Exhibit 99.5

LETTER OF TRANSMITTAL

To Accompany Certificate(s) Representing

Shares of Series 1 Preferred Stock

of

MERCURY ENERGY, INC.

On [•], the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 8, 2013 (the “Merger Agreement”), among Mercury Energy, Inc., a Delaware corporation (the “Company”), Real Goods Solar, Inc., a Colorado corporation (“Parent”), Real Goods Mercury, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Timothy Greener and Peter Kaufmann, solely in their capacity as the designated representative of the Company’s stockholders (collectively, together with their respective successors and assigns, the “Shareholder Representative”) closed and Merger Sub merged with and into the Company with the Company as the surviving entity. Capitalized terms used but not otherwise defined herein shall have the respective meaning set forth in the Merger Agreement.

This Letter of Transmittal is being sent to holders of the Company’s Series 1 Preferred Stock (the “Preferred Stock”) in accordance with the Merger Agreement for the purpose of providing the holder of the Preferred Stock with the opportunity to receive their aggregate Merger Consideration (as defined below).

This Letter of Transmittal should be promptly (i) completed and signed in the space provided below and (ii) mailed or delivered with the certificate(s) representing your shares of Preferred Stock (the “Certificate(s)”) to the Computershare Trust Company, N.A., as the exchange agent (the “Exchange Agent”). You should carefully read the instructions accompanying this Letter of Transmittal before completing this Letter of Transmittal. This Letter of Transmittal must accompany the Certificate(s) representing your shares of Preferred Stock in order to exchange those shares for the Merger Consideration.

DO NOT RETURN THIS LETTER OF TRANSMITTAL OR YOUR CERTIFICATES TO THE COMPANY. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW.

Ladies and Gentlemen:

This Letter of Transmittal is being provided to assist you in surrendering any Certificate(s) you hold in exchange for the consideration to be paid to holders of shares (the “Shares”) of Preferred Stock in the Merger (the “Merger Consideration”), less any required tax deductions or withholdings, to which you are entitled pursuant to the Merger Agreement.

In accordance with the Merger Agreement, at the Effective Time, each Share of Preferred Stock that was issued and outstanding immediately prior to the Effective Time was, upon the effectiveness of the Merger, cancelled and, to the extent applicable, converted into the right to receive [•] shares of Parent Common Stock. As the holder of record of Shares of Preferred Stock, by returning this Letter of Transmittal and the Certificate(s) listed below, you hereby surrender to the Exchange Agent your Shares in exchange for your share of the Merger Consideration. No fractional shares of Parent Common Stock will be issued, and in lieu thereof, each holder of Shares of Preferred Stock who would otherwise be entitled to a fractional share interest will receive an amount in cash, without interest, determined by multiplying such fractional interest by $[•].

You understand and acknowledge that Parent has paid a portion of the Merger Consideration to the Exchange Agent for distribution to the holders of Preferred Stock in accordance with the terms of the Merger Agreement, and has deposited a portion of the Merger Consideration with Computershare Trust Company, N.A., as escrow agent (the “Escrow Agent”), pursuant to the terms of the Merger Agreement and an Escrow Agreement among Parent, the Shareholder Representative and the Escrow Agent (the “Escrow Agreement”), to secure obligations to (a) refund merger consideration to Parent in case the post-Effective Time determination of the Company’s working capital is lower than the estimated working capital at the Effective Time, (b) fund payment of indemnification claims made by Parent or certain other indemnified parties, and (c) fund payment of retention bonuses under the retention bonus agreements the Company entered into with three members of its management team. Escrowed shares remaining after satisfying any claims for a refund or indemnification, and paying the retention bonuses, will be distributed to holders of the Preferred Stock. You acknowledge that claims made on the funds deposited with the Escrow Agent may delay or preclude the release of such funds to you following the expiration or earlier termination of the Escrow Agreement.

You represent and warrant that, at and since the Effective Time, you were and are the beneficial owner (whether individually or jointly with other holders identified below) of the Shares, free and clear of all Liens, and that you have full power and authority to surrender the Certificate(s). The surrender of the Certificate(s) is irrevocable. You own no shares of capital stock of, or equity interests in, the Company other than those Shares surrendered pursuant to this Letter of Transmittal. You agree, upon request, to execute any additional documents necessary to deliver your Shares in accordance with this Letter of Transmittal and the Merger Agreement. All authority herein conferred shall survive your death or incapacity, and all of your obligations hereunder shall be binding on your heirs, successors, assigns, personal representatives, executors, administrators and trustees in bankruptcy.

You hereby acknowledge and agree that (i) the surrender of the Certificate(s) pursuant to this Letter of Transmittal in exchange for the Merger Consideration will not be deemed to have occurred unless and until the Exchange Agent has received the respective Certificate(s) and this Letter of Transmittal, properly completed and duly executed, together with all accompanying evidence of authority in form and substance reasonably satisfactory to Parent (which may delegate such power in whole or in part to the Exchange Agent), (ii) delivery of such Certificate(s) will be effected and risk of loss and title to such Certificate(s) will pass only upon proper surrender thereof to the Exchange Agent, and (iii) all questions as to the due execution and proper completion of this Letter of Transmittal, any other documentation delivered herewith or pursuant hereto, and any purported surrender of Certificate(s) hereunder will be determined in good faith by Parent (which may delegate such power in whole or in part to the Exchange Agent), which determination will be final and binding on all parties.

You hereby acknowledge and agree that, as a result of the Merger, you have ceased to have any rights with respect to or arising from the Shares formerly represented by the Certificate(s) hereby surrendered, except the right to receive your Merger Consideration.

For additional information about the Merger and the Merger Consideration, you should carefully read the joint proxy statement/prospectus mailed to you on [•], 2013, which is part of Parent’s registration statement on Form S-4 originally filed with the Securities and Exchange Commission on September 9, 2013, as amended.

If you have any questions about these materials or your rights in connection with the Merger Agreement, please contact the Shareholder Representative at the following address and telephone number:

Timothy Greener

1141 Vintner Blvd

Palm Beach Gardens, FL 33410

Email: tgreener@calclosetsvb.com

and

Peter Kaufmann

65 Whiffletree Lane

New Canaan, CT 06840

Email: pjkaufmann@hotmail.com

SAMPLE

The Sample Company

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
Within USA, US territories & Canada 800 546 5141
Outside USA, US territories & Canada 781 575 2765
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

<Corporate Action Type> Form - ACTION REQUIRED

YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold <PREDECESSOR COMPANY> <PREDECESSOR CLASS DESC.> stock certificates that have not been converted to <SUCCESSOR COMPANY> <SUCCESSOR CLASS DESC.> stock as a result of the <RATE> <CORPORATE ACTION TYPE>, effective <EFFECTIVE DATE>. In order to receive your <SUCCESSOR COMPANY> <SUCCESSOR CLASS DESC.>, cash-in-lieu of a fractional share, and any future dividend or distributions the Board of Directors may declare, you MUST return these certificates. Please note: If you also hold shares of <PREDECESSOR COMPANY> <PREDECESSOR CLASS DESC.> stock in uncertificated form, you will receive a statement of your uncertificated <SUCCESSOR COMPANY> shares in a separate mailing. To receive the new <SUCCESSOR COMPANY> shares for your certificated shares, please follow the instructions below.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete Box A - Lost Certificate(s) on the back of this form and mark the boxes below with an X corresponding to the certificate numbers you cannot locate. You must also sign this form in Box A. You must have your signature(s) notarized if you have lost more than XXXX shares. All registered holders MUST sign exactly as the name is printed above. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions.

Step 1. Your <PREDECESSOR COMPANY> <PREDECESSOR CLASS DESC.> stock certificates:
Locate the listed certificates.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 9 0 1 2 3 4 ? ? ? ? C O Y C C L S

001CD40015 00000A

Additional Instructions for Completing the Exchange Form and Surrendering Certificates Delivery of Certificates: Your old <PREDECESSOR COMPANY> stock certificate(s) and this Exchange Form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed. Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances. Issue the new uncertificated shares and/or check in the name(s) that this Exchange Form was addressed. Special Transfer Instructions: If your <SUCCESSOR COMPANY> shares and/or check are to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below. Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare. Box A—Lost Certificate(s) SAFECO INSURANCE COMPANY OF AMERICA LOST SECURITIES AFFIDAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $250,000.00 IN MARKET VALUE By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165. The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Inc., Computershare Trust Company, N.A. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Safeco Insurance Company of America’s assumption of liability under its bond described above. STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM XX LOST CERTIFICATE BOND X = + $50.00 processing fee = Shares Lost Bond premium Total Premium Due Total Check PREMIUM CALCULATION: Per share(MINIMUM $20.00) Amount Multiply the number of shares lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing XX or fewer shares, there is a minimum premium of $20.00. The premium is only valid until XX/XX/XXXX. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate. STEP 2. SIGNATURES OF OWNERS All registered owners MUST sign below exactly as the name(s) appears on the front of this form. You must have your signature(s) notarized if you have lost more than XXXX shares. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions. ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME. Signature of owner Signature of Co-Owner, if any STEP 3. NOTARIZATION State of County of Notary Signature Printed Name of Notary Sworn to and subscribed to me this (date) (month/day/year) My commission Expires (date) (month/day/year) (Notary Seal) Enclose all certificates in the envelope provided and send with completed form to Computershare. By Mail: By Overnight Delivery: For Assistance Please Call: Computershare Computershare Within USA, US territories & Canada: Corporate Actions Corporate Actions 1-800-546-5141 P.O. Box 43014 250 Royall Street Outside USA, US territories & Canada: Providence, RI 02940-3014 Canton, MA 02021 1-781-575-2765